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                                                                  EXHIBIT 99.2


                    [COMMONWEALTH BANCORP, INC. LETTERHEAD]



For release:    IMMEDIATELY

Contact:        Charles M. Johnston, Chief Financial Officer
                (610) 313-2189
                or
                Tom Yaegel, Tom Yaegel Associates
                (215) 322-5330

               COMMONWEALTH BANCORP, INC. DECLARES CASH DIVIDEND


NORRISTOWN, PA, SEPTEMBER 16, 1997 - COMMONWEALTH BANCORP, INC. (NASDAQ: CMSB), announced today that its Board of Directors has declared a cash dividend of $0.07 per share of common stock. The dividend is payable on October 10, 1997, to shareholders of record at the close of business on September 26, 1997.

Commonwealth Bancorp, Inc., with consolidated assets of $2.3 billion, is the holding company for Commonwealth Bank, which has branches throughout southeast Pennsylvania. ComNet Mortgage Services and Homestead Mortgage are divisions of Commonwealth Bank. ComNet Mortgage Services has offices in Pennsylvania, Connecticut, New Jersey, and Rhode Island. Homestead Mortgage has offices in Maryland.


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